Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 19, 2022 on our audit of the consolidated financial statements of Mondee Holdings II, Inc. and subsidiaries as of and for the years ended December 31, 2021 and 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Atlanta, Georgia

March 20, 2022